[LETTERHEAD OF WHITE & CASE LLP]



FFB:KFC                                                           March 10, 2005


Deutsche Bank Trust Company Americas
as Depositary under the Deposit Agreement referred to below
60 Wall Street
New York, New York 10005
U.S.A.


Ladies and Gentlemen:

     We refer to the Registration Statement on Form F-6 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to the American Depositary Shares evidenced by American Depositary Receipts, each American Depositary Share representing two shares, par value Rs. 10, of ICICI Bank Limited, a company organized and existing under the laws of The Republic of India. Terms used herein and not defined herein shall have the meanings assigned to them in the deposit agreement, dated as of March 31, 2000, appearing as Exhibit (a) to the Registration Statement (the "Deposit Agreement").

     In rendering the opinions set forth herein, we have assumed that (i) the Deposit Agreement will have been duly authorized, executed and delivered by the Company and the Depositary and will constitute a valid and legally binding obligation of the Company enforceable against it in accordance with its terms,
(ii) the relevant Deposited Securities will have been duly deposited with a Custodian under and in accordance with all applicable laws and regulations,
(iii) the choice of New York law contained in the Deposit Agreement is legal and valid under the laws of The Republic of India and (iv) insofar as any obligation under the Deposit Agreement is to be performed in, or by a party organized under the laws of, any jurisdiction outside of the United States of America, its performance will not be illegal or ineffective in any jurisdiction by virtue of the law of that jurisdiction.

     Based upon and subject to the foregoing, we are of the opinion that the American Depositary Shares covered by the Registration Statement, when evidenced by Receipts that are duly executed and delivered by the Depositary and issued in accordance with the terms of the Deposit Agreement, will be validly issued and will entitle the registered holders thereof to the rights specified in the Deposit Agreement and those Receipts.

     The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New York and we express no opinion as to the laws of any other jurisdiction.

Deutsche Bank Trust Company Americas
March 10, 2005


     We hereby consent to the use of this opinion as Exhibit (d) to the Registration Statement. In giving such consent, we do not admit thereby that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                     Very truly yours,

                                                     /s/ White & Case LLP



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